Exhibit 10.1

 FIRST AMENDMENT TO AMENDED AND RESTATED

RIGHTS AGREEMENT

FIRST AMENDMENT, dated as of August 2, 2013 (this “Amendment”), to the Amended and Restated Rights Agreement, dated as of February 14, 2007 (the “Rights Agreement”), between Theragenics Corporation, a Delaware corporation (the “Company”) and Computershare Trust Company, N.A., a federally chartered trust company, successor rights agent to Computershare Investor Services, LLC, a Delaware limited liability company, as rights agent (the “Rights Agent”). Except as otherwise provided herein, all capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed thereto in the Rights Agreement.

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger by and between the Company and Juniper Acquisition Corporation, a Delaware corporation (“MergerCo”) (as amended or supplemented from time to time, the “Merger Agreement”);

WHEREAS, pursuant to Section 26 of the Rights Agreement, at any time prior to the Distribution Date, the Company may supplement or amend the Rights Agreement without the approval of any holders of Rights or Common Shares;

WHEREAS, on August 1, 2013, the Board of Directors of the Company determined, in connection with its consideration of the Merger Agreement and the transactions contemplated thereby, that it is necessary and desirable to amend the Rights Agreement as set forth herein; and

WHEREAS, the Distribution Date under the Rights Agreement has not occurred;

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree to modify the Rights Agreement as follows:

1.	Amendment to Section 1

Section 1(k) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Expiration Date” shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which all exercisable Rights are exchanged as provided in Section 27 hereof and (iv) the instant in time immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement (as defined in Section 36).

2.	Addition of Section 36

The Rights Agreement is hereby amended and supplemented by adding a new Section 36 to read as follows:

“Section 36. Exception for Merger Agreement. Notwithstanding any provision of this Agreement to the contrary: (i) neither a Distribution Date nor a Share Acquisition Date shall be deemed to have occurred; (ii) none of Juniper Acquisition Corporation, a Delaware corporation (“MergerCo”), Juniper Holdings, Inc., the Guarantor (as defined in the Merger Agreement), Juniper Public Fund, L.P., a Delaware limited partnership, Juniper HF Investors II, LLC a Delaware limited liability company, Juniper Investment Company, LLC, a Delaware limited liability company, Alexis P. Michas, John A. Bartholdson, Juniper TGX Investors, LLC, a Delaware limited liability company, Fifth Third Capital Holdings, LLC, Bradford Koenig, Garrison Capital Equity Holdings, LLC, GMMF Equity Holdings LLC, Patrick Sullivan, Peter D’Aloia 2009 GRAT, Jeffrey Obermayer, Thomas Latsos, Michael Pagonas, George Stoeckert, Jakob K. Mieritz and James Grantnor or any of their respective Affiliates or Associates shall be deemed to have become an Acquiring Person; (iii) none of the Rights shall become exercisable; and (iv) no holder of any Rights shall be entitled to receive a Rights Certificate, exercise such Rights under, or be entitled to any adjustments or rights pursuant to, any of Sections 3, 7, 11 or 13 of this Agreement, in any such case by reason of the approval, execution, delivery adoption or performance of, or compliance with, Agreement and Plan of Merger, dated as of August 2, 2013, by and between the Company and MergerCo, as amended or supplemented from time to time (the “Merger Agreement”) or the consummation of any of the transactions contemplated thereby. Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of the approval of, execution of, delivery of, performance of, or compliance with, the Merger Agreement or the consummation of any of the transactions contemplated thereby.”

3.	Notice to the Rights Agent

The Company shall notify the Rights Agent of the occurrence of the Effective Time of the Merger Agreement promptly thereafter.

4.	Effective Time of the Amendment

This Amendment shall be deemed effective as of the date first written above, as if executed on such date (and, in any case, not later than the instant in time immediately prior to the execution and delivery of the Merger Agreement).

5.	Certification

Pursuant to Section 26 of the Rights Agreement, the undersigned officer of the Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 26 of the Rights Agreement.

6.	Confirmation of the Rights Agreement

Except as amended or modified hereby, all terms, covenants and conditions of the Rights Agreement as heretofore in effect shall remain in full force and effect and are hereby ratified and confirmed in all respects.

7.	Governing Law

This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

8.	Counterparts

This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be original, and all such counterparts together shall constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:		THERAGENICS CORPORATION
By:	/s/ Lisa Rassel	By:	/s/ Francis J. Tarallo
	Name: Lisa Rassel		Name: Francis J. Tarallo
	Title: Manager of Investor Relations		Title: CFO

Attest:		COMPUTERSHARE TRUST COMPANY, N.A.
By:	/s/ Patrick Hayes	By:	/s/ Robert A. Buckley Jr.
	Name: Patrick Hayes		Name: Robert A. Buckley Jr.
	Title: Manager - Investor Services		Title: Senior Vice President

[Signature Page to Rights Agreement Amendment]